Exhibit 99.1

News Release

CONTACT:

Cameron Golden

Vice President of Investor Relations and Corporate Communications

(404) 407-1984

camerongolden@cousinsproperties.com

COUSINS PROPERTIES CLOSES $1.1 BILLION

TEXAS PORTFOLIO ACQUISITION

ATLANTA — (September 9, 2013) — Cousins Properties Incorporated (NYSE: CUZ) has completed its previously announced acquisition of Greenway Plaza, a 10-building, 4.4 million-square-foot office portfolio in Houston, and 777 Main, a 980,000-square-foot Class-A office tower in Fort Worth, Texas, for a total gross purchase price of approximately $1.1 billion in cash from Crescent Real Estate Holdings LLC.

About Cousins Properties

Cousins Properties Incorporated is a fully integrated, self-administered and self-managed real estate investment trust (REIT). The Company, based in Atlanta, GA primarily invests in Class-A office towers located in high growth Sunbelt markets, with a focus on Georgia, Texas and North Carolina. Founded in 1958, Cousins creates shareholder value through its extensive expertise in the development, acquisition, leasing and management of high-quality real estate assets. The Company has a comprehensive strategy in place based on a simple platform, trophy assets and opportunistic investments. For more information, please visit www.cousinsproperties.com.

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